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                                                                       EXHIBIT 8

                           [JENNER & BLOCK LETTERHEAD]


                                January 21, 2000



Tenneco Automotive Inc.
Tenneco Automotive Operating Company Inc.
Clevite Industries Inc.
The Pullman Company
Tenneco Global Holdings Inc.
Tenneco International Holding Corp.
TMC Texas Inc.
500 North Field Drive
Lake Forest, IL 60045

         Re:  Federal Income Tax Consequences of the Exchange Offer
              -----------------------------------------------------

Ladies and Gentlemen:

              You have requested our opinion as to certain federal income tax consequences of the exchange of up to $500,000,000 aggregate principal amount of newly issued notes of Tenneco Automotive Inc., a Delaware corporation ("Tenneco Automotive"), for any and all of the $500,000,000 aggregate principal amount of certain outstanding unregistered notes issued by Tenneco Automotive, which at the time was known as Tenneco Inc. (the "Exchange Offer"), as described in the Registration Statement on Form S-4 (Reg. No. 333-93757), filed by Tenneco Automotive and certain of its subsidiaries with the Securities and Exchange Commission (the "Registration Statement").

              In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Prospectus filed as part of the Registration Statement (the "Prospectus"), and such other documents and representations of representatives of Tenneco Automotive as we have deemed necessary or appropriate. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have also assumed the transactions related to the Exchange Offer will be consummated as described in the Prospectus.



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Tenneco Automotive Inc. and Subsidiaries
January 21,  2000
Page Two


              In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, proposed, temporary and final Treasury Regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and other authorities as we have considered relevant. We caution that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A change in the authorities upon which our opinion is based could affect the conclusions stated herein.

              Based on the foregoing, we are of the opinion that the statements and legal conclusions contained in the Prospectus under the caption "U.S. FEDERAL INCOME TAX CONSEQUENCES," to the extent that they constitute matters of law or legal conclusions, are correct in all material respects. In addition, we consent to the reference to Jenner & Block in the Prospectus under the caption "Legal Matters" and "U.S. FEDERAL INCOME TAX CONSEQUENCES" and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

              Except as expressly set forth in the Prospectus, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the Exchange Offers or of any transaction related to the Exchange Offers. This opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any purpose without our express prior written permission.


                                Very truly yours,


                                /s/ JENNER & BLOCK
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